CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements, File Numbers 33-47479, 33-879650, 33-96436, 33-97710, 33-97760, 33-99792, 33-99794, 333-000140, 333-001070,
333-3424,  333-5781,  333-7097,  333-10681,   333-18003,   333-87908,  33-97710,
333-18347,  333-21095,  333-22725,  333-25209,  333-28251, 333-42129, 333-55821,
333-57261, 333-57403, and 333-70391.



                                                            ARTHUR ANDERSEN LLP

Boston, Massachusetts
March 23, 1999